Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly revenue of $615 million up 16% year-over-year

GAAP diluted earnings per share of $0.49

Non-GAAP diluted earnings per share of $0.71

Deferred revenue of $1.03 billion up 24% year-over-year

Board of directors authorizes $400 million increase to share repurchase program

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 25, 2012--Citrix (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal 2012 ended June 30, 2012.

FINANCIAL RESULTS

In the second quarter of fiscal 2012, Citrix achieved revenue of $615 million, compared to $531 million in the second quarter of fiscal 2011, representing 16 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal 2012 was $92 million, or $0.49 per diluted share, compared to $82 million, or $0.43 per diluted share, in the comparable period last year. Net income for the second quarter of fiscal 2012 includes net tax benefits of approximately $22 million, or $0.11 per diluted share, primarily related to the closing of audits with the IRS for certain tax years.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal 2012 was $135 million, or $0.71 per diluted share, compared to $108 million, or $0.57 per diluted share, in the comparable period last year. Non-GAAP net income for the second quarter of fiscal 2012 includes net tax benefits of approximately $22 million, or $0.11 per diluted share, primarily related to the closing of audits with the IRS for certain tax years. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, and the tax effects related to these items.

“In Q2, we saw solid growth in an uncertain economic climate,” said Mark Templeton, president and chief executive officer for Citrix. “So, I’m pleased with our execution, and our strong market positions.

“As the rapid transformation from PC Era to Cloud Era continues, we’re delivering solutions that make it easy for customers to build new clouds, connect to cloud services, and empower their users to work from anywhere.”

In addition to quarterly financial results, Citrix also announced that its Board of Directors has authorized it to repurchase up to an additional $400 million of its common stock. As of June 30, 2012, approximately $87 million remained for repurchases from previous authorizations.

Q2 Financial Summary

In reviewing the results from the second quarter of 2012, compared to the second quarter of 2011:

  Product and licenses revenue increased 10 percent;
  Software as a service revenue increased 18 percent;
  Revenue from license updates and maintenance increased 18 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 37 percent;
  Revenue increased in the Pacific region by 24 percent, increased in the EMEA region by 21 percent, and increased in the Americas region by 11 percent;
  Deferred revenue totaled $1.03 billion, compared to $830 million as of June 30, 2011;
  Cash flow from operations was $168 million, compared with $162 million in the second quarter of 2011; and
  GAAP operating margin was 13 percent for the quarter and non-GAAP operating margin was 23 percent for the quarter, excluding the effects of amortization of acquired intangible assets and stock-based compensation expenses.

Bytemobile Acquisition

On July 9, 2012, Citrix completed its previously announced acquisition of privately held Bytemobile, a leading provider of data and video optimization solutions for mobile network operators, for cash consideration of approximately $435 million. This acquisition gives Citrix a strategic foothold in the core infrastructure of more than 130 mobile operators in 60 countries around the world, extending the company’s market reach and enhancing the broader Citrix strategy of powering mobile workstyles and cloud services.

With the advent of the Cloud Era, mobile operators are experiencing explosive growth in network traffic, driven by the combination of new consumer devices, rich multimedia content, and high speed 3G, 4G and LTE networks. By joining forces, Citrix and Bytemobile will be able to offer these operators combined solutions that deliver a high quality user experience to mobile subscribers, while helping operators manage the exponential growth of mobile network traffic with the best performance, visibility and efficiency. The acquisition builds on a strategic partnership announced earlier this year that combined the Bytemobile Smart Capacity™ technology with the Citrix NetScaler® line of cloud networking solutions.

Financial Outlook for Third Quarter 2012

Citrix management expects to achieve the following results during its third fiscal quarter of 2012 ending September 30, 2012, inclusive of the impact of the Bytemobile acquisition:

  Net revenue is targeted to be in the range of $645.0 million to $655.0 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.36 to $0.38. Non-GAAP diluted earnings per share is targeted to be in the range of $0.64 to $0.66, excluding $0.17 related to the effects of amortization of acquired intangible assets, $0.21 related to the effects of stock-based compensation expenses, and $(0.08) to $(0.12) for the tax effects related to these items. GAAP and non-GAAP diluted earnings per share for the third quarter of 2012 includes $0.07 to $0.08 of dilution (excluding amortization of acquired intangible assets) related to the acquisition of Bytemobile.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2012

Citrix management expects to achieve the following results during fiscal year 2012 ending December 31, 2012, inclusive of the impact of the Bytemobile acquisition:

  Net revenue is targeted to be in the range of $2.56 billion to $2.58 billion.
  GAAP diluted earnings per share is targeted to be in the range of $1.76 to $1.79. Non-GAAP diluted earnings per share is targeted to be in the range of $2.78 to $2.81, excluding $0.60 related to the effects of amortization of acquired intangible assets, $0.80 related to the effects of stock-based compensation expenses, and $(0.35) to $(0.41) for the tax effects related to these items. GAAP and non-GAAP diluted earnings per share for the fiscal year 2012 also includes $0.07 to $0.08 of dilution (excluding amortization of acquired intangible assets) related to the acquisition of Bytemobile..

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the second quarter of 2012, Citrix announced:

  The availability of Citrix NetScaler® 10. NetScaler 10 brings the elasticity, simplicity and expandability of the cloud to both enterprise and carrier networks, featuring the new Citrix TriScale™ technology that makes it easier for businesses of any size to scale their networks “up, in and out” with ease.
  Citrix ShareFile™ StorageZones, giving customers the ability to choose optimal locations for storing corporate data – on premise within their private cloud, in secure Citrix ShareFile-managed cloud storage options in multiple user-specified locations worldwide, or a hybrid of the two. StorageZones enable businesses to meet compliance and performance requirements while taking advantage of the economic benefits of cloud-based data-sharing services.
  Citrix Podio™, the company’s new team-based collaboration platform following the acquisition of Podio, a freemium cloud service that supports people and teams getting work done the way they want to in a social setting through a unique apps concept that adds structure and activity streams to any type of work and collaboration.
  Citrix advanced its strategy to accelerate the broad adoption of open, interoperable cloud computing with the introduction of Citrix CloudPlatform, the first commercially supported cloud orchestration system based on Apache CloudStack that allows customers to evolve virtualized datacenter resources to automated, elastic, self-service IT delivery models using the same technologies on which the world’s most successful clouds are built.

  Citrix CloudGateway™ 2, an update to its enterprise mobility solution that adds extensive mobile application management capabilities as well as integration with Citrix ShareFile for a single unified control point for apps and data across the enterprise, allowing employees to be as productive on the go as they are in the office with access to their personalized set of applications and data when and where they need them.
  Citrix XenClient® Enterprise edition, which leverages the newly-acquired Virtual Computer enterprise-scale management technology for client-side virtualization to help organizations manage large fleets of corporate laptops across distributed and increasingly mobile enterprises.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available by dialing (855) 859-2056 or (404) 537-3406 (passcode required: 91871404).

About Citrix

Citrix (Nasdaq:CTXS) transforms how businesses and IT work and people collaborate in the cloud era. With market-leading cloud, collaboration, networking and virtualization technologies, Citrix powers mobile workstyles and cloud services, making complex enterprise IT simpler and more accessible for 260,000 organizations. Citrix products touch 75 percent of Internet users each day and it partners with more than 10,000 companies in 100 countries. Annual revenue in 2011 was $2.21 billion. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Third Quarter 2012 and Financial Outlook for Fiscal Year 2012 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization, networking and cloud offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop virtualization, networking, cloud platform and collaboration products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions (including its recently completed acquisition of Bytemobile), including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the management of expenses associated with anticipated future growth; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of customer data stored by our services, including in an environment of anticipated higher demand; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of acquired assets, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix®, NetScaler®, TriScale™, ShareFile™, Podio™, CloudGateway™, and XenClient® are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Product and licenses	$187,917	$171,326	$366,281	$321,586
Software as a service	125,510	106,479	246,243	206,251
License updates and maintenance (a)	272,537	231,682	537,062	453,061
Professional services (a)	29,246	21,303	55,119	40,780
Total net revenues	615,210	530,790	1,204,705	1,021,678

Cost of net revenues:
Cost of product and licenses revenues	20,854	18,448	39,658	32,489
Cost of services and maintenance revenues (b)	56,404	40,843	107,408	74,080
Amortization of product related intangible assets	17,100	12,542	33,635	25,241
Total cost of net revenues	94,358	71,833	180,701	131,810
Gross margin	520,852	458,957	1,024,004	889,868

Operating expenses:
Research and development (b)	110,028	91,374	213,650	181,922
Sales, marketing and services (b)	262,139	211,396	510,596	416,940
General and administrative (b)	61,299	56,660	121,155	107,063
Amortization of other intangible assets	5,194	3,937	15,661	7,446
Restructuring	-	-	-	24
Total operating expenses	438,660	363,367	861,062	713,395

Income from operations	82,192	95,590	162,942	176,473

Other income, net	3,353	5,088	7,153	12,660
Income before income taxes	85,545	100,678	170,095	189,133

Income tax (benefit) expense	(6,461)	19,270	9,822	34,378
Net income	92,006	81,408	160,273	154,755
Net loss attributable to non-controlling interest	-	536	-	692
Net income attributable to Citrix Systems, Inc.	$92,006	$81,944	$160,273	$155,447

Earnings per common share – diluted	$0.49	$0.43	$0.85	$0.81
Weighted average shares outstanding – diluted	189,279	191,412	189,082	191,636

Certain fiscal 2012 reclassifications have been reflected retroactively to provide comparability.

(a) During the first quarter of 2012, Citrix reviewed the presentation of its Condensed Consolidated Statements of Income and adopted a revised presentation, which the company believes is more comparable to those presented by other companies in the industry. As a result, technical support, hardware maintenance and software updates revenues, which were previously presented in Technical Services and License Updates are classified together as License Updates and Maintenance. A corresponding change was made to rename Cost of Services Revenues to Cost of Services and Maintenance Revenues; however, there was no change in classification. Product training, certification and consulting services, which were previously presented in Technical Services, are classified together as Professional Services. Product Licenses has been renamed to Product and Licenses to more appropriately describe its composition of both software and hardware; however, there was no change in classification. The classification of Software as a Service remains unchanged. This change in manner of presentation does not affect the Company's total net revenues, total cost of net revenues or gross margin.

Conforming changes related to (a) have been made for the prior period presented, as follows:

Three Months Ended June 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$183,875	$47,807	License updates and maintenance (2)	$231,682
Technical services (1)	69,110	(47,807)	Professional services (3)	21,303
Total	$252,985	$ -	Total	$252,985
Six Months Ended June 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Revenues:			Revenues:
License updates	$361,751	$91,310	License updates and maintenance (2)	$453,061
Technical services (1)	132,090	(91,310)	Professional services (3)	40,780
Total	$493,841	$ -	Total	$493,841

(1) Technical services revenue was comprised of hardware maintenance, consulting services, product training and certification and technical support.

(2) License updates and maintenance is comprised of license updates, hardware and software maintenance and technical support.

(3) Professional services is comprised of consulting services and product training and certification.

(b) During the first quarter of 2012, Citrix revised its methodology for allocating certain IT support costs to more closely align these costs to the employees directly utilizing the related assets and services. As a result, certain IT support costs have been reclassified from general and administrative expenses to cost of services and maintenance revenues, research and development expenses and sales, marketing and services expenses based on the headcount in each of these functional areas. This change in manner of presentation does not affect the company's income from operations or cash flows. Conforming changes related to (b) have been made for the prior period presented, as follows:

Three Months Ended June 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$ 37,906	$ 2,937	Cost of services and maintenance revenues	$ 40,843
Research and development	83,312	8,062	Research and development	91,374
Sales, marketing and services	199,359	12,037	Sales, marketing and services	211,396
General and administrative	79,696	(23,036)	General and administrative	56,660
Total	$400,273	$ -	Total	$400,273

Six Months Ended June 30, 2011
As Previously Reported		Amount Reclassified	As Reported Herein
Cost of services revenues	$68,572	$5,508	Cost of services and maintenance revenues	$ 74,080
Research and development	166,030	15,892	Research and development	181,922
Sales, marketing and services	393,602	23,338	Sales, marketing and services	416,940
General and administrative	151,801	(44,738)	General and administrative	107,063
Total	$780,005	$ -	Total	$780,005

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2012	December 31, 2011
ASSETS:
Cash and cash equivalents	$961,840	$333,296
Short-term investments	335,944	406,461
Accounts receivable, net	404,212	484,431
Other current assets, net	173,680	148,842
Total current assets	1,875,676	1,373,030

Long-term investments	410,369	737,844
Property and equipment, net	283,535	277,429
Goodwill and other intangible assets, net	1,651,731	1,582,492
Other long-term assets	107,705	128,746
Total assets	$4,329,016	$4,099,541

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$287,981	$360,488
Current portion of deferred revenues	846,172	818,642
Total current liabilities	1,134,153	1,179,130

Long-term portion of deferred revenues	182,191	141,241
Other liabilities	82,690	48,680

Stockholders' equity	2,929,982	2,730,490
Total liabilities and stockholders’ equity	$4,329,016	$4,099,541

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
OPERATING ACTIVITIES
Net Income	$92,006	$160,273
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	45,798	95,345
Stock-based compensation expense	38,262	68,819
Provision for accounts receivable allowances	3,332	6,823
Other non-cash items	(2,042)	(6,149)
Total adjustments to reconcile net income to net cash	85,350	164,838
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(17,215)	70,899
Prepaid expenses and other current assets	(10,797)	(30,813)
Other assets	(3,350)	(814)
Deferred tax assets, net	(373)	14,920
Accounts payable and accrued expenses	(65,651)	(71,036)
Deferred revenues	45,479	68,480
Other liabilities	42,295	34,067
Total changes in operating assets and liabilities, net of the effects of acquisitions	(9,612)	85,703
Net cash provided by operating activities	167,744	410,814

INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	469,556	397,842
Proceeds from sales of cost method investments	916	6,475
Purchases of property and equipment	(28,100)	(51,247)
Purchases of other assets	(835)	(2,547)
Cash paid for acquisitions, net of cash acquired	(58,345)	(82,378)
Cash paid for licensing and core technology	(11,939)	(12,000)
Net cash provided by investing activities	371,253	256,145

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans
compensation plans	31,229	61,489
Repayment of acquired debt	(5,281)	(7,737)
Excess tax benefit from exercise of stock options	9,382	23,979
Stock repurchases, net	(960)	(115,058)
Other	1,050	1,050
Net cash provided by (used in) financing activities	35,420	(36,277)
Effect of exchange rate changes on cash and cash equivalents	(3,458)	(2,138)
Change in cash and cash equivalents	570,959	628,544
Cash and cash equivalents at beginning of period	390,881	333,296
Cash and cash equivalents at end of period	$961,840	$961,840

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets , additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,
	2012
GAAP operating margin	13.4%
Add: stock-based compensation	6.2%
Add: amortization of product related intangible assets	2.8%
Add: amortization of other intangible assets	0.8%
Non-GAAP operating margin	23.2%

	Three Months Ended June 30,
	2012	2011
GAAP net income	$92,006	$81,944
Add: stock-based compensation	38,262	20,753
Add: amortization product related intangible assets	17,100	12,542
Add: amortization of other intangible assets	5,194	3,937
Less: tax effects related to above items	(17,505)	(10,821)
Non-GAAP net income	$135,057	$108,355

	Three Months Ended June 30,
	2012	2011
GAAP earnings per share – diluted	$0.49	$0.43
Add: stock-based compensation	0.20	0.11
Add: amortization of product related intangible assets	0.09	0.07
Add: amortization of other intangible assets	0.03	0.02
Less: tax effects related to above items	(0.10)	(0.06)
Non-GAAP earnings per share – diluted	$0.71	$0.57

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended	For the Twelve Months Ended
	September 30,	December 31,
	2012	2012
GAAP earnings per share - diluted	$0.36 to $0.38	$1.76 to $1.79
Add: adjustments to exclude the effects of amortization of intangible assets	0.17	0.60
Add: adjustments to exclude the effects of expenses related to stock-based compensation Less: tax effects related to above items	0.21 (0.08) to (0.12)	0.80 (0.35) to (0.41)
Non-GAAP earnings per share - diluted	$0.64 to $0.66	$2.78 to $2.81

CONTACT:
Citrix
Eric Armstrong, 954-267-2977
or eric.armstrong@citrix.com
or
For investor inquiries, contact:
Citrix
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com